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                              JAY FINANCIAL CORPORATION
                                 112 West Main Street
                                    P.O. Box 1089
                               Portland, Indiana  47371

                 PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints __________________ and _______________________, and each of them, proxies of the undersigned, with full power of substitution and re-substitution, to represent and vote all shares of common stock of Jay Financial Corporation ("Jay Financial") which the undersigned would be entitled to vote at the Special Meeting of Shareholders of Jay Financial to be held at the main office of The First National Bank of Portland located at 112 West Main Street, Portland, Indiana 47371, on ____________, ______________, 1999, at
_______ p.m. local time, and at any adjournment thereof, with all of the powers the undersigned would possess if personally present, as set forth below.

The Board of Directors of Jay Financial recommends a vote FOR approval of the Agreement of Reorganization and Merger dated August 20, 1998, by and between First Merchants Corporation ("First Merchants") and Jay Financial pursuant to which Jay Financial will merge with and into First Merchants, and The First National Bank of Portland will become a wholly-owned subsidiary of First Merchants.

     1.   Approval of the Agreement of Reorganization and Merger:

          ________ FOR        _______ AGAINST          ________ ABSTAIN

     2. In their discretion, on such other matters as may properly be presented at the Special Meeting.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NOT OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE AGREEMENT OF REORGANIZATION AND MERGER. ON ANY OTHER MATTERS THAT MAY PROPERLY BE PRESENTED AT THE SPECIAL MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS OF JAY FINANCIAL.

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY PROMPTLY.

Dated: ______________, 1999

                              ------------------------------------------
                              (SIGNATURE OF SHAREHOLDER)


                              ------------------------------------------
                              (SIGNATURE OF SHAREHOLDER)

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON YOUR STOCK CERTIFICATE. JOINT OWNERS SHOULD EACH SIGN PERSONALLY. TRUSTEES AND OTHERS SIGNING IN A REPRESENTATIVE CAPACITY SHOULD INDICATE THE CAPACITY IN WHICH THEY SIGN.



                                      Ex. 99-1